                                                                   EXHIBIT 10.01

                           PURCHASE AND SALE AGREEMENT

                                       AND

                            JOINT ESCROW INSTRUCTIONS

                                     between

                                INTRAROCK 1, LLC,
                      a Delaware limited liability company

                                  as SELLER

                                      and

                           TRIPLE NET PROPERTIES, LLC,
                      a Virginia limited liability company

                                    as BUYER

                            DATED: September 26, 2003

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
ARTICLE 1.     PURCHASE AND SALE.............................................              1
      1.1    Agreement to Buy and Sell.......................................              1

ARTICLE 2.     PURCHASE PRICE................................................              2
      2.1    Purchase Price..................................................              2
      2.2    Payment of Purchase Price.......................................              2

ARTICLE 3.     OPENING OF ESCROW.............................................              3
      3.1    Opening Escrow; Title Company...................................              3
      3.2    Escrow Instructions.............................................              3

ARTICLE 4.     BUYER'S INSPECTION............................................              3
      4.1    Deliveries by Seller............................................              3
      4.2    Intentionally Deleted...........................................              3
      4.3    Review of Title.................................................              4
      4.4    Access to the Project...........................................              4
      4.5    Contingency Date; Buyer's Right to Terminate....................              6

ARTICLE 5.     REPRESENTATIONS, WARRANTIES AND COVENANTS.....................              7
      5.1    Seller's Knowledge..............................................              7
      5.2    Seller's Representations and Warranties.........................              7
      5.3    Buyer's Representations, Warranties and Covenants...............              8
      5.4    Seller's Covenants..............................................             11

ARTICLE 6.     CONDEMNATION; DAMAGE, DESTRUCTION.............................             12
      6.1    Condemnation....................................................             12
      6.2    Damage or Destruction...........................................             13

ARTICLE 7.     CONDITIONS TO CLOSING.........................................             14
      7.1    Seller's Conditions to Closing..................................             14
      7.2    Buyer's Conditions to Closing...................................             14

ARTICLE 8.     CLOSING.......................................................             15
      8.1    Deposits Into Escrow............................................             15
      8.2    Closing Costs...................................................             17
      8.3    Prorations......................................................             17

                                TABLE OF CONTENTS
                                   (continued)

                                                                                         Page
                                                                                         ----
      8.4    Closing of Escrow...............................................             19
      8.5    Possession......................................................             20

ARTICLE 9.     BREACH OF AGREEMENT...........................................             20
      9.1    Seller's Termination............................................             20
      9.2    Seller's Remedies; Liquidated Damages...........................             20
      9.3    Buyer's Remedies................................................             20
      9.4    Seller's Maximum Aggregate Liability; Claims Period.............             21
      9.5    Buyer's Termination.............................................             21

ARTICLE 10.    GENERAL PROVISIONS............................................             21
      10.1   Counterparts....................................................             21
      10.2   Entire Agreement................................................             21
      10.3   Counsel; Construction...........................................             22
      10.4   Choice of Law...................................................             22
      10.5   Severability....................................................             22
      10.6   Waiver of Covenants, Conditions or Remedies.....................             22
      10.7   Business Day....................................................             22
      10.8   Exhibits and Schedules..........................................             22
      10.9   Amendment.......................................................             22
      10.10  Relationship of Parties.........................................             22
      10.11  No Third-Party Benefit..........................................             22
      10.12  Time of the Essence.............................................             23
      10.13  Further Acts....................................................             23
      10.14  No Recording....................................................             23
      10.15  Assignment......................................................             23
      10.16  Attorneys' Fees.................................................             23
      10.17  Brokers.........................................................             23
      10.18  Notices.........................................................             24
      10.19  Mutual Waivers of Jury Trial and Certain Damages................             25
      10.20  Cooperation With S-X 3-14 Audit.................................             25

                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

         THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS ("AGREEMENT") is made and entered into this 26th day of September, 2003 (the "EFFECTIVE DATE"), by and between INTRAROCK 1, LLC, a Delaware limited liability company ("SELLER"), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company ("BUYER").

                                    RECITALS:

         A. Seller owns certain real property commonly known as Centerpoint Corporate Park located in the City of Kent, County of King, State of Washington, which is improved with office buildings containing approximately 435,000 rentable square feet.

         B. Buyer desires to purchase that property, and Seller desires to sell that property, on the terms and conditions contained in this Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:

                          ARTICLE 1. PURCHASE AND SALE

                  1.1 Agreement to Buy and Sell. Subject to all of the terms and conditions of this Agreement, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, all of Seller's right, title and interest in and to the following (collectively, the "PROPERTY"):

                           1.1.1    The parcels of real property described on
Exhibit A (as such description may be modified in order to accomplish the subdivision described in Section 7.2.7), together with all of Seller's right, title and interest in and to all rights, privileges, easements and appurtenances thereto (collectively, the "LAND");

                           1.1.2    All buildings, structures, improvements and
fixtures located on the Land ("IMPROVEMENTS") (the Land and the Improvements are herein collectively called the "PROJECT");

                           1.1.3    Excepting the items described in Exhibit B,
all appliances, fixtures, equipment, machinery, furniture, furnishings, decorations and other personal property, if any, located on or about the Project and used in the operation and maintenance thereof ("TANGIBLE PERSONAL PROPERTY");

                           1.1.4    The following intangible personal property,
to the extent it is transferable, which is related to the ownership or operation of the Project: warranties, permits, franchises, licenses, certificates of occupancy, soil and other reports and studies, surveys, maps, utility contracts, plans and specifications, engineering plans and studies, floor plans, the name "CenterPointe Corporate Park", any website associated exclusively with the Project and landscape plans ("INTANGIBLE PERSONAL PROPERTY"), Seller may retain copies of each of the foregoing.

                           1.1.5    the Leases, including any security deposits
or lease guaranties related thereto (defined in Section 5.2.3); and

                           1.1.6    the Service Contracts (other than the Seller
Contracts) (defined in Section 5.2.4) which Buyer agrees to assume, as provided below.

                            ARTICLE 2. PURCHASE PRICE

                  2.1 Purchase Price. The purchase price for the Property shall be an amount equal to Fifty Seven Million Seven Hundred Forty Eight Thousand Dollars and 00/100 ($57,748,000.00) ("PURCHASE PRICE"). The Purchase Price shall be allocated between the Tangible Personal Property and the balance of the Property as follows:

                                     ALLOCATED PORTION OF
        COMPONENT                       PURCHASE PRICE
        ---------                       --------------
Tangible Personal Property              $    26,240.00

  Balance of Properties                 $57,721,760.00

                  2.2 Payment of Purchase Price. The Purchase Price shall be paid as follows:

                           2.2.1    Within two (2) business days after the
opening of Escrow (defined below), Buyer shall deposit into Escrow with the Escrow Holder (defined below) the sum of Two Hundred Fifty Thousand Dollars ($250,000) (together with any interest earned thereon, the "INITIAL DEPOSIT") by certified check, federal wire transfer or other immediately available funds. The Initial Deposit shall be held in an interest bearing account approved by Buyer. Except as expressly set forth herein, (i) the Initial Deposit shall be non-refundable to Buyer, and (ii) shall be paid to Seller as consideration for entering into this Agreement. If Buyer does not terminate or is not deemed to have terminated this Agreement on or before the Contingency Date (defined on Exhibit C) pursuant to Section 4.5, Buyer shall deposit into Escrow with the Escrow Holder within two (2) business days after the Contingency Date, the additional sum of One Million Dollars ($1,000,000) (the "ADDITIONAL DEPOSIT") by certified check, federal wire transfer or other immediately available funds. The Additional Deposit shall be held in the interest bearing account approved by Buyer for the Initial Deposit. The Initial Deposit, the Additional Deposit, the Extension Deposit (as defined below) and all interest earned on such amounts are referred to collectively as the "DEPOSIT". The Deposit shall be non-refundable to Buyer except as expressly set forth herein. The Deposit shall be applied to the Purchase Price at Closing (defined in Section 8.4). If Buyer shall fail to timely deposit any portion of the Deposit, then Seller may, at any time thereafter until such Deposit has been made, terminate this Agreement by notice to Buyer, in which case any Deposit then in Escrow shall be paid to Seller as liquidated damages pursuant to Section 9.2, this Agreement shall terminate and Buyer and Seller shall have no further liability hereunder except for those provisions which expressly survive termination of this Agreement.

                           2.2.2    The balance of the Purchase Price, subject
to adjustment by reason of applicable prorations and the allocation of closing costs described below, shall be deposited by Buyer into the Escrow in immediately available funds no later than 9:00 a.m. pacific time on the Closing Date (as defined on Exhibit C). Buyer shall have a one-time right to extend the Closing Date for up to fourteen (14) calendar days by delivering written notice of such extension to Seller and depositing into Escrow the sum of Seven Hundred Fifty Thousand Dollars ($750,000) (together with any interest earned thereon, the "EXTENSION DEPOSIT") on or before the date scheduled for the Closing Date. In no event shall the Closing Date be extended for more than a total of fourteen
(14) calendar days pursuant to the preceding sentence.

                          ARTICLE 3. OPENING OF ESCROW

                  3.1 Opening Escrow; Title Company. Within two (2) business days after the Effective Date, the parties shall open an escrow (the "ESCROW") with First American Title Insurance Company (the "ESCROW HOLDER") by depositing three (3) fully executed counterparts of this Agreement with Escrow Holder, whose name and address are set forth on the signature page to this Agreement. The parties agree that First American Title Insurance Company ("TITLE COMPANY") shall act as the title company and issue the Title Report and the Title Policy described below.

                  3.2 Escrow Instructions. This Agreement shall constitute both an agreement between Seller and Buyer and escrow instructions for Escrow Holder with respect to the subject matter of this Agreement. Escrow Holder shall indicate its willingness to act as Escrow Holder by executing and returning one counterpart of this Agreement to each of Buyer and Seller. Seller and Buyer shall promptly execute and deliver to Escrow Holder any separate or additional escrow instructions requested by Escrow Holder which are consistent with the terms of this Agreement. Any separate or additional instructions shall not modify the provisions of this Agreement unless the parties agree otherwise and expressly set forth their desire to so modify such provisions.

                          ARTICLE 4. BUYER'S INSPECTION

                  4.1 Deliveries by Seller. The parties acknowledge that Seller has delivered or made available to Buyer for inspection, those documents and reports listed in Exhibit D which are in Seller's possession or control (collectively, with all other documents, reports and materials delivered to Buyer by Seller or otherwise actually reviewed by Buyer, the "DUE DILIGENCE MATERIALS"). The Due Diligence Materials do not (and are not required to) include any materials proprietary to Seller or its managers or which by contract Seller must keep confidential, Property appraisals, any items which are protected by any attorney-client privilege or any organizational documents of Seller or its affiliates. Except as set forth in Section 5.2, by furnishing Buyer with the Due Diligence Materials, Seller does not make any warranty or representation with respect to the accuracy, completeness, conclusions or statements expressed in the Due Diligence Materials, nor does Seller represent or warrant that these are the sole materials now available with respect to the matters covered thereby. Except as expressly provided herein, Seller assumes no duty to furnish Buyer with any other existing information, reports or updates of such Due Diligence Materials. Buyer hereby waives any and all claims against Seller arising out of the accuracy, completeness, conclusions or statements expressed in the Due Diligence Materials furnished by Seller.

                  4.2      Intentionally Deleted.

                  4.3      Review of Title.

                           4.3.1    Buyer hereby acknowledges receipt of (i) a
preliminary title report ("TITLE REPORT") issued by the Title Company covering the Land dated no more than thirty (30) days prior to the Effective Date, together with copies of all documents referenced in Schedule B thereof, and (ii) a copy of Seller's existing survey of the Project (as such may be updated as provided herein, the "SURVEY"). If Buyer elects to obtain an ALTA extended coverage policy of title insurance, Buyer shall obtain an updated survey of the Project at Buyer's expense. The updated survey shall be certified to Seller, Buyer and Title Company.

                           4.3.2    Buyer shall have until the expiration of the
Title Review Period (defined in Exhibit C) within which to notify Seller of any exceptions to title as shown in the Title Report or Survey which Buyer reasonably disapproves. Any exceptions which are timely disapproved by Buyer pursuant to this section shall be referred to collectively as the "TITLE OBJECTIONS". If Buyer fails to notify Seller of its disapproval of any matters shown in the Title Report within the Title Review Period Buyer shall conclusively be deemed to have approved such matters. Any such matter not disapproved by notice to Seller within the Title Review Period shall constitute a "PERMITTED EXCEPTION" hereunder. If there are Title Objections, then, at Seller's sole discretion, Seller may elect (but shall not be obligated) to remove or cause to be removed any of the Title Objections at Seller' expense, or to cause any Title Objections to be insured against by the Title Company, which removal will be deemed effected by the issuance of title insurance insuring against the effect of the Title Objections. Seller shall notify Buyer in writing ("SELLER'S TITLE NOTICE") within three (3) business days after receipt of Buyer's notice of Title Objections ("SELLER'S CURE NOTICE PERIOD") whether Seller elects to remove or to cause the Title Company to insure against the same. Seller's failure to deliver Seller's Title Notice to Buyer, or failure to address any Title Objection in any such notice, shall constitute Seller's election not to cure such Title Objection. Notwithstanding the foregoing, Seller agrees to remove as exceptions to title to the Property (i) all delinquent taxes and assessments and interest and penalties thereon, if any, (ii) all delinquent installments and accrued interest due on any bonds affecting the Property, and
(iii) all other monetary liens and encumbrances affecting the Property caused by Seller, such as mortgages, deeds of trust and mechanic's liens.

                           4.3.3    If Seller elects or is deemed to have
elected not to cause any Title Objections to be removed or insured against prior to or at the Closing, Buyer may elect by notice to Seller within two (2) business days after the end of Seller's Cure Notice Period to terminate this Agreement, in which event the Deposit shall be paid to Seller and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement. Buyer's failure to give such notice of termination on or before such date shall constitute Buyer's waiver of any Title Objections which Seller is unwilling to cure, in which event such Title Objections shall be deemed "Permitted Exceptions" and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

                  4.4      Access to the Project.

                           4.4.1    Seller hereby grants to Buyer and its agents
designated in writing to Seller ("BUYER'S AGENTS") a nonexclusive license to enter onto the Project for the purpose of conducting an inspection of the Project as part of Buyer's due diligence activities. In exercising such license, Buyer and Buyer's Agents shall not interfere with tenants of the Project or with the normal conduct by Seller and its managers of their business at the Project. Any such inspection shall be at the sole cost of Buyer and shall be on the terms set forth in this Section 4.4. Buyer shall not contact any tenants at the Property or make any inquiries of such tenants except in accordance with this
Section 4.4.1. If Buyer wishes to contact or make inquiries of any such tenants, Buyer shall provide written notice (a "Tenant Interview Notice") to Seller and, upon receipt of such notice, Seller shall use commercially reasonable efforts to arrange a meeting between Buyer and any such tenants Buyer wishes to contact. If Seller shall not have been able to arrange for a meeting between Buyer and any tenants specified in any Tenant Interview Notice on or before the date that is one (1) calendar week from the date on which Seller received such Tenant Interview Notice, Buyer shall have the right to contact any such tenants directly in order to arrange such meeting. Seller shall have the right to have a representative present during any contacts or inquiries made by Buyer with any tenants.

                           4.4.2    At least forty-eight (48) hours prior to its
entry onto the Project, Buyer shall: (a) deliver to Seller written notice of its intention to enter the Project and the proposed date, time and purpose of such entry (Buyer may enter only on the dates and at the times contained in such notices, and Seller shall have the right to have one or more of its agents or representatives accompany Buyer and Buyer's agents at all times while Buyer or Buyer's Agents are on the Project); and (b) provide Seller with sufficient evidence that Buyer and Buyer's Agents who are to enter upon the Project are adequately covered by policies of insurance, issued by a carrier reasonably acceptable to Seller, insuring Buyer and Seller against any and all liability arising out of Buyer's or Buyer's Agents' entry upon and inspection of the Project, including, without limitation, any loss or damage to the Property, with coverage in the amount of not less than One Million Dollars ($1,000,000) per occurrence. Buyer shall at its expense comply with all applicable federal, state and local laws, statutes, rules, regulations, ordinances or policies in conducting any inspection of the Project.

                           4.4.3    Buyer agrees to keep the Property free from
any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Buyer or Buyer's Agents with respect to any Inspection of the Property. If any such lien at any time shall be filed, Buyer shall cause the same to be discharged of record within twenty (20) days thereafter by satisfying the same or, if Buyer in its discretion and in good faith determines that such lien should be contested, by recording a bond which causes the lien to be on the bond rather than on the Project. The provisions of this Section 4.4.3 shall survive any termination of this Agreement.

                           4.4.4    If Buyer or Buyer's Agents wish to perform
any inspection which involves the removal or disturbance of any physical aspect of the Project (such as environmental testing), they shall first submit to Seller for its consent a written description of the proposed inspection, the proposed dates for the inspection, a list of Buyer's Agents or contractors who will conduct the inspection and such other information as may be reasonably requested by

Seller regarding the nature and scope of such inspection. Seller's consent shall not be withheld unreasonably. Buyer shall conduct any such inspection only at the times and by the agents and contractors specified in Seller's consent.

                           4.4.5    Buyer hereby agrees to indemnify, defend and
hold harmless Seller and its officers, directors, members, employees, contractors, agents, partners, affiliates, successors and assigns (collectively, the "INDEMNITEES") from and against any and all claims, demands, causes of action, suits, sums paid in settlement of any of the foregoing, judgments, losses, damages, injuries, liabilities, penalties, enforcement actions, fines, taxes, liens, encumbrances, costs or expenses (including, without limitation, reasonable attorneys' fees) (collectively, "CLAIMS") arising from or relating to the inspection, physical testing or activities conducted on the Project by Buyer or Buyer's Agents. The provisions of this Section 4.4.5 shall survive the Closing or any termination of this Agreement.

                           4.4.6    Buyer shall at its expense clean up and
repair any damage to the Project caused by Buyer or Buyer's Agents, in whatever manner necessary, after Buyer's or Buyer's Agents' entry thereon so that the Project shall be returned to the same condition that existed prior to Buyer's or Buyer's Agents' entry thereon. The provisions of this Section 4.4.6 shall survive any termination of this Agreement.

                           4.4.7    Buyer shall, at no cost to Seller (other
than Buyer's reasonable, out of pocket photocopying and delivery expenses, which shall be reimbursed by Seller), provide Seller with a copy of any and all reports and data that Buyer and/or Buyer's Agents discover, commission or generate in connection with or resulting from their due diligence activities on the Project (collectively, the "INFORMATION"). Seller expressly acknowledges and agrees that any Information provided by Buyer to Seller shall be provided to Seller without representation or warranty of any kind on the part of Buyer. All Information shall be deemed confidential, and Buyer agrees that prior to the Closing and without the prior written consent of Seller, which consent may be withheld in Seller's sole and absolute discretion, Buyer will: (a) keep the Information confidential, unless such Information is in the public domain or is required to be disclosed by applicable law or judicial process, (b) use the Information only in connection with Buyer's evaluation of the Property; and (c) use reasonable efforts to safeguard the Information from unauthorized disclosure; and (d) not disclose to any person (1) that the Information has been made available to Buyer, (2) that Buyer has inspected any portion of the Property, (3) that discussions with respect to the sale of the Property are taking place, or (4) any other facts with respect to such discussions, including the status thereof. Buyer shall indemnify the Indemnitees from and against any and all Claims resulting from, arising out of or in connection with Buyer's breach of its obligations under this Section 4.4.7. Notwithstanding the foregoing, Buyer may disclose the Information to its attorneys, accountants and other consultants, as necessary, in connection with Buyer's evaluation of the Property. The provisions of this Section 4.4.7 shall survive any termination of this Agreement.

                  4.5 Contingency Date; Buyer's Right to Terminate. Buyer shall have the right to terminate this Agreement by notifying Seller of such termination at any time before 5:00 p.m. pacific time on the Contingency Date (defined in Exhibit C). If Buyer does not notify Seller that it intends to proceed with the transaction contemplated hereunder before 5:00 p.m. pacific time on the Contingency Date, Buyer shall be deemed to have notified Seller of Buyer's election to terminate this Agreement in accordance with the preceding sentence. Buyer shall send a copy of its notice, if any, to Escrow Holder. If Buyer terminates or is deemed to have terminated this Agreement in accordance with this Section 4.5, this Agreement shall terminate, Escrow Holder shall pay to Seller the Initial Deposit (less one half of the Escrow termination and title costs), Escrow Holder shall return to the parties, respectively, the documents they have deposited into Escrow and the parties shall have no further liability to one another arising from this Agreement, except that the provisions of the following Sections of this Agreement shall survive such termination and be enforceable by the parties after termination: namely, Sections 4.4.3, 4.4.5, 4.4.6, 4.4.7, 4.5, 5.4, 5.5, 10.16, 10.17 and 10.20. If Buyer does not terminate or has not been deemed to have terminated this Agreement pursuant to this Section 4.5, it shall be deemed to have approved its due diligence investigation of the Property, including, without limitation, all zoning, all laws, ordinances and regulations pertaining to the Project and all geological and environmental matters pertaining to the Property.

              ARTICLE 5. REPRESENTATIONS, WARRANTIES AND COVENANTS

                  5.1 Seller's Knowledge. All of Seller's representations made below which are limited to Seller's knowledge are made to the present, actual knowledge of Seller. As used herein, the present, actual knowledge of Seller is limited solely to matters actually within the current, actual knowledge with no duty of due diligence or inquiry of Jack Rader, the general manager with respect to the Property or John Fox, the property manager with respect to the Property. Neither person has undertaken or inquired into (having no duty to undertake or to inquire into) any independent investigation or verification of the matters set forth in any representation or warranty, including without limitation an investigation or review of any documents, certificates, agreements or information that may be in, or may hereafter come into, the possession of Seller or any entity affiliated in any manner with Seller. Buyer acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Seller's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Buyer. Buyer covenants that it will bring no action of any kind against such individuals related to or arising out of these representations and warranties.

                  5.2 Seller's Representations and Warranties. Seller represents and warrants the following to Buyer as of the date hereof.

                           5.2.1    Due Formation and Authorization. Seller is
duly organized and validly existing under the laws of the state of its formation and has all requisite power, authority and legal right to execute, deliver and perform the terms of this Agreement. This Agreement constitutes valid and legally binding obligations of Seller enforceable in accordance with their respective terms.

                           5.2.2    Consent. No consent, approval or
authorization by any individual or entity or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement by Seller other than those consents, approvals and authorizations which shall be obtained by Seller prior to Closing. The consummation of the transactions contemplated by this Agreement will not result in a breach of, or constitute a default under, any mortgage, deed of trust, bank loan, credit agreement or other instrument to which Seller is a party or by which Seller may be bound or affected.

                           5.2.3    Leases. Attached as Exhibit E is a complete
and accurate schedule (the "SCHEDULE OF LEASES") of all leases and other rental agreements affecting the Project to which Seller is a party or by which it is bound as of the date hereof (the "LEASES"). True and complete copies of all Leases have been delivered or made available to Buyer. Seller has not given or received any notice of default under the Leases which have not been cured.

                           5.2.4    Service Contracts. Attached as Exhibit F is
a list of certain management, maintenance and service agreements pertaining to the Project (the "SERVICE CONTRACTS"). Seller has delivered to Buyer copies of all the Service Contracts.

                           5.2.5    Litigation. Seller has not received written
notice of any pending lawsuits and has no knowledge of any threatened lawsuits affecting all or any material portion of Seller's interest in the Property, including, but not limited to, judicial, municipal or administrative proceedings in eminent domain, except as previously disclosed to Buyer in writing.

                           5.2.6    Employees. There are no employees of Seller
at the Property which Buyer will be obligated to employ following the Closing.

                           5.2.7    Operating Statements. Any operating
statements delivered to Buyer by Seller in connection with the transaction contemplated hereunder are true and complete copies of operating statements prepared by Seller in the ordinary course of its business.

                           5.2.8    Compliance With Laws. Seller has not
received any written notice from any governmental authority to the effect that the Property is not in compliance with applicable laws in any material respect, which noncompliance has not been remedied, except as disclosed to Buyer in writing.

                           5.2.9    Incorrect Representation or Warranty. If
Buyer obtains knowledge prior to the Closing that any representation or warranty of Seller herein is incorrect in any material respect, Buyer shall notify Seller of such incorrectness on or before the date that is ten (10) days after Buyer first obtains such knowledge (or the Closing Date, whichever is sooner). Upon receiving such notification, Seller shall have the right take such action as shall be necessary in order to render correct the representation or warranty which was incorrect. If Seller fails to notify Buyer within ten (10) days after receiving Buyer's notice (or the Closing Date, whichever is sooner) that Seller intends to take such action, then Buyer's sole remedy, assuming that Buyer was correct in stating that Seller's representation or warranty was materially incorrect, shall be to terminate this Agreement by notice to Seller given within five (5) days after the expiration of such ten (10) day period (or the Closing Date, whichever is sooner), in which case Buyer shall be entitled to the return of the Deposit; otherwise, Buyer shall be deemed to have waived any right to terminate this Agreement or to recover from Seller on account of such incorrectness. If Buyer obtains knowledge prior to the Closing that any representation or warranty of Seller herein is incorrect in any material respect but does not notify Seller as provided above, Buyer will be deemed to have forever waived any right to recover from Seller on account of such incorrectness.

                  5.3 Buyer's Representations, Warranties and Covenants. Buyer hereby covenants and agrees with Seller as follows and represents and warrants the following to Seller, which representations and warranties are true and correct in all material respects as of the Effective Date and will be as of the Closing.

                           5.3.1    Due Formation and Authorization. Buyer is
duly organized and validly existing under the laws of the state of its formation and has all requisite power, authority and legal right to execute, deliver and perform the terms of this Agreement. This Agreement constitutes valid and legally binding obligations of Buyer enforceable in accordance with their respective terms.

                           5.3.2    Authority. Buyer has the power and authority
to enter into this Agreement, to own the Property and to consummate the transactions contemplated by this Agreement. This Agreement and all instruments, documents and agreements to be executed by Buyer in connection herewith are, or when delivered shall be, duly authorized, executed and delivered by Buyer and valid, binding and enforceable obligations of Buyer. Each individual executing this Agreement on behalf of Buyer represents and warrants to Seller that he or she is duly authorized to do so.

                           5.3.3    Consent. No consent, approval or
authorization by any individual or entity or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement by Buyer. The consummation of the transactions contemplated by this Agreement will not result in a breach of, or constitute a default under, any mortgage, deed of trust, bank loan, credit agreement or other instrument to which Buyer is a party or by which Buyer may be bound or affected.

                  5.4      "AS-IS" Sale. EXCEPT AS EXPRESSLY SET FORTH IN
SECTION 5.2 OF THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS PURCHASING THE PROPERTY IN AN "AS-IS" CONDITION "WITH ALL FAULTS" AND WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESSED OR IMPLIED, OF ANY NATURE WHATSOEVER FROM OR ON BEHALF OF SELLER, INCLUDING WITHOUT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE.

Buyer acknowledges that (1) Buyer has had and/or will have, pursuant to this Agreement, an adequate opportunity to make such legal, factual and other inquiries and investigation as Buyer deems necessary, desirable or appropriate with respect to the Property, and (2) except as otherwise expressly set forth in
Section 5.2 of this Agreement, neither Seller, nor anyone acting for or on behalf of Seller, has made any representation, warranty, promise or statement, express or implied, to Buyer, or to anyone acting for or on behalf of Buyer, concerning the Property or the condition, use or development thereof. Buyer represents that, in entering into this Agreement, Buyer has not relied on any representation, warranty, promise or statement, express or implied, of Seller, or anyone acting for or on behalf of Seller, other than as expressly set forth in Section 5.2 of this Agreement, and that Buyer shall purchase the Property based upon Buyer's own prior investigation and examination of the Property. If Buyer elects not to inspect the Property or to terminate this Agreement on or before the Contingency Date, such election will be made at Buyer's sole discretion, in reliance solely upon the tests, analyses, inspections and investigations that Buyer makes, or had the right to make and opted not, or otherwise failed, to make, and not in reliance upon any alleged representation made by or on behalf of Seller. The provisions of this Section 5.4 shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Closing documents.

                  5.5 Hazardous Materials Waiver. Buyer, on behalf of itself, its successors and assigns, hereby releases the Indemnitees from and against any and all Claims known or unknown, arising out of, related in any way to the presence, misuse, use, disposal, release or threatened release of any Hazardous Materials at the Project and any liability or Claim related to the Project arising under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, or any other state, local, or federal environmental law, rule or regulation. Buyer acknowledges that unknown and unsuspected Hazardous Materials may hereafter be discovered on or about the Project, and Buyer knowingly releases Seller from any and all liability related thereto.

The provisions of this Section 5.5 shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Closing documents.

         "HAZARDOUS MATERIALS" means any chemical, substance, material, controlled substance, object, condition, waste, living organisms or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum hydrocarbons and petroleum products, lead, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any federal, state or local law based upon, directly or indirectly, such properties or effects.

                  5.6 Material Defects. Buyer, on behalf of itself, its successors and assigns, hereby releases the Indemnitees from and against any and all Claims known or unknown, arising out of, or related in any way to the condition of the Project, the condition of the structure of the Improvements or any equipment, systems and appliances related thereto, including any heating, ventilation, plumbing, electrical and air conditioning systems, wiring, telecommunications systems, paving, roofing and other such aspects of the Project (including without limitation any liability of Indemnitees for latent defects or for claims under Sections 4.16.300 through 4.16.320 of the Revised Code of Washington), the valuation, salability or utility of the Property, or its suitability for any purpose what so ever. The provisions of this Section 5.6 shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Closing documents.

         To the fullest extent allowed by law, Buyer hereby waives any and all rights and benefits which it now has, or in the future may have, by virtue of any federal, state or local law restricting releases or waivers.

         Buyer acknowledges that it has consulted legal counsel of its choosing with respect to the foregoing waivers and releases and further acknowledges that the provisions of Sections 5.4, 5.5 and 5.6 have been fully negotiated and agreed upon in light thereof.

                  R. M.                          A. W. T.
            -----------------                ----------------
            Seller's Initials                Buyer's Initials

                  5.7      Seller's Covenants.

                           5.7.1    Estoppel Certificates. Seller shall use
commercially reasonable efforts to deliver to Buyer on or before the Closing (defined below) an estoppel certificate in the form of Exhibit H (a "TENANT ESTOPPEL") executed by each tenant listed in the Schedule of Leases. In addition to the foregoing, Seller shall use commercially reasonable efforts to obtain any and all subordination, attornment and non-disturbance agreements required by Buyer or its lender.

                           5.7.2    Lease Amendments. Between the date hereof
and the Closing, Seller shall not, without first obtaining Buyer's prior written consent, enter into any new lease affecting the Project or any modification to any Lease. Buyer shall not unreasonably withhold its consent and shall be deemed to have consented to any lease or lease modification proposed by Seller if Buyer neither approves nor rejects the same within three (3) business days of receipt of Seller's written request for same, if the request includes a copy of the proposed lease or modification. Upon Buyer's approval or deemed approval, Seller shall be entitled to enter into such lease or lease modification, and at the Closing, Buyer shall (1) credit Seller through Escrow with Buyer's pro-rata share of all amounts Seller has paid by way of leasing commissions and tenant improvements related to such leases or amendments, (2) assume in a manner acceptable to Seller any liability of Seller for leasing commissions and tenant improvements payable after the Closing relating thereto and disclosed in Seller's request for approval (collectively, the "Buyer TI/LC Costs"), and (3) receive a credit from Seller through Escrow equal to the amount of Seller's pro-rata share of all Buyer TI/LC Costs. For the purposes of this Section 5.7.2 Buyer's pro-rata share shall be equal to a fraction which has as its numerator the number of days left in the base term of the applicable Lease after the Closing Date and which has as its denominator the number of days in the base term of the Lease, and Seller's pro-rata share shall be a fraction equal to 1 minus the Buyer's pro-rata share. Notwithstanding the foregoing, Seller shall be entitled to enter into an amendment (the "UNITED AMENDMENT") to the lease (the "UNITED LEASE") of United Airlines, Inc. in the form of Exhibit P hereto without Buyer's consent, provided that Seller shall not execute and deliver the United Amendment until such time, if any, as the United Lease (as amended) shall have been accepted by the applicable bankruptcy court or trustee.

                           5.7.3    Service Contracts. At Buyer'selection, made
on or before the Contingency Date by notice to Seller, Seller shall cause any Service Contracts which are not terminable upon thirty (30) or fewer days notice to be terminated upon the Closing at Seller's expense (any such Service Contracts which Buyer shall have so elected to be terminated being referred to herein as "SELLER CONTRACTS"). Seller shall, to the extent assignable, assign its interest in the Service Contracts, other than any Seller Contracts, to Buyer at Closing and Buyer shall assume Seller's obligations thereunder. If Buyer does not so elect to require Seller to assign the Service Contracts, Seller shall have the right to terminate the same as of the Closing and Buyer shall have no responsibility therefor. Without Buyer's prior written consent, which consent shall not be unreasonably withheld, between the Effective Date and the Closing Date Seller shall not amend any of the Service Contracts (other than any Seller Contracts) in any material way or become a party to any new Service Contract unless any such contract is terminable without penalty on or before the Closing Date.

                           5.7.4    Operation and Maintenance. Between the
Effective Date and the Closing Date, Seller shall (1) generally operate the Project in the same manner in which Seller operated the Project prior to the Effective Date (such operation obligations not including capital expenditures or expenditures not incurred in the ordinary course of business) and (2) maintain the Project in its present order and condition, and deliver the Project on the Closing Date in substantially the same condition it is in on the Contingency Date, reasonable wear and tear excepted and subject to Sections 6.1 and 6.2.

                           5.7.5    Insurance. Until the Closing, Seller shall
keep the Property insured against fire, vandalism and other loss, damage and destruction to the same extent as it has customarily insured the same. Seller's insurance policies shall not be assigned to Buyer at the Closing, and Buyer shall be obligated to obtain its own insurance coverage from and after the Closing.

                           5.7.6    Broker and Leasing Commissions. The
agreements identified on Exhibit I call for leasing commissions to be paid at future dates contingent upon the happening of certain events under the Leases listed on the Schedule of Leases, i.e., tenants' exercise of extension or expansion options. At Closing, Buyer shall assume in a manner acceptable to Seller any liability of Seller for any such leasing commissions. Subject to the foregoing, prior to or on the Closing Date, Seller shall, at its sole cost and expense, pay in full all outstanding brokerage and leasing commissions, finders' fees or like sums pertaining to any and all Leases listed on the Schedule of Leases.

                           5.7.7    Lease Correspondence. Seller shall notify
(any such notice being referred to herein as a "TENANT EVENT NOTICE") Buyer within three (3) business days of Seller having sent or received: (i) any notice of default pursuant to any Lease; (ii) any correspondence from any tenant under the Leases clearly stating that such tenant intends to "go dark" or wishes to renegotiate its Lease; and (iii) any notices of bankruptcy filings received with respect to any Tenant other than United Airlines, Inc..

                           5.7.8    Rent Rolls. From the date hereof until the
Closing, Seller shall deliver to Buyer copies of its monthly rent roll with respect to the Property.

                  ARTICLE 6. CONDEMNATION; DAMAGE, DESTRUCTION

                  6.1 Condemnation. In the event that all or any substantial portion of the Project shall be taken in condemnation or under the right of eminent domain prior to the Closing

Date, Seller shall promptly notify Buyer thereof. Within five (5) business days after receipt of the foregoing notice, Buyer shall notify Seller and Escrow Holder, electing either: (a) to proceed with this transaction and Closing in accordance with this Agreement notwithstanding such condemnation; or (b) to terminate this Agreement. If less than a substantial portion of the Project shall be taken or if Buyer elects to proceed with this transaction pursuant to clause (a) above, there shall be no reduction in the Purchase Price and Seller shall (x) deliver to Buyer at the Closing, or as soon thereafter as available, any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding, and (y) transfer and assign to Buyer at Closing any and all rights Seller may have with respect to payments by or from and with respect to recovery against any party for damages or compensation relating to the Property on account of such condemnation or eminent domain proceeding. A failure by Buyer to notify Seller in writing within five (5) business days after receiving written notice of such taking shall be deemed an election to proceed under clause (a) in this subsection. If Buyer elects (or is deemed to elect) to proceed under clause (a) in this subsection, Seller shall not compromise, settle or adjust any claims to such award without Buyer's prior written consent. For purposes of this provision, a "substantial portion" of the Project shall be deemed to include (1) any taking of any portion of the office building on the Land or the Land underlying the office building, (2) any taking of the lesser of (A) five percent (5%) of the parking spaces for the Project, or
(B) such number of parking spaces as would leave the Project in violation of any zoning ordinance, lease, reciprocal easement agreement or declaration of covenants, conditions and restrictions affecting the Project, (C) any taking which gives rise to a right on behalf of any tenant under a Lease to terminate its Lease, and (D) any taking which materially alters the means of vehicular access to the Project. In the event Buyer notifies Seller in timely fashion of its election to terminate this Agreement pursuant to clause (b) above, such termination shall have the same effect as a termination pursuant to Section 4.5.

                  6.2 Damage or Destruction. In the event of any damage to or destruction of the Property prior to the Closing:

                           6.2.1    If (A) such damage or destruction is covered
by Seller's insurance, (B) the cost to repair or replace such damage or destruction is less than or equal to Five Hundred Thousand Dollars ($500,000),
(C) such damage or destruction can with reasonable efforts be repaired within one hundred eighty (180) days of the date on which such damage occurs, and (D) no tenant or tenants under a Lease or Leases occupying more than 12,000 square feet of the Project in the aggregate have the right as the result of such damage or destruction to terminate the Lease of such tenant or tenants (other than a right which has been previously waived or deemed waived by such tenant or tenants). Seller shall have no obligation to repair such damage or destruction, and the Closing nevertheless shall occur as otherwise provided for in this Agreement, except that Seller shall, at Seller's option, either (A) perform any necessary repairs, or (B) assign to Buyer upon the Closing all insurance proceeds paid or payable to Seller in connection with such occurrences, exclusive of any proceeds of business interruption or rent continuation insurance paid to Seller prior to Closing, in which event Buyer shall receive a credit against the Purchase Price equal to the amount of any deductible under Seller's insurance applicable to such occurrences. If Seller elects to perform repairs to the Property, Seller shall use reasonable efforts to promptly complete such repairs, and the Closing Date shall be extended for a reasonable time to allow for the completion of such repairs.

                           6.2.2    If (A) such damage or destruction is not
covered by Seller's insurance, (B) the cost to repair or replace such damage or destruction exceeds Five Hundred Dollars ($500,000), (C) such damage or destruction cannot with reasonable efforts be repaired within one hundred and eighty (180) days of the date on which such damage occurs, or (D) any tenant or tenants under a Lease or Leases occupying more than 35,000 square feet of the Project in the aggregate have the right as the result of such damage or destruction to terminate the Lease of such tenant or tenants (and such right has not been previously waived or deemed waived by such tenant or tenants), then Seller shall promptly notify Buyer and, within five (5) business days after receipt of such notice, Buyer shall deliver written notice to Seller and Escrow Holder, electing either: (x) to proceed with this transaction and Closing in accordance with this Agreement notwithstanding such damage or destruction, in which event Seller will have no obligation to repair such damage or destruction, and the Closing shall occur as otherwise provided in this Agreement; in such case, Seller shall assign to Buyer upon the Closing all insurance proceeds paid or payable to Seller in connection with such occurrences, other than proceeds expended prior to Closing in restoration and repair undertaken by Seller in its sole discretion and any proceeds of business interruption or rent continuation insurance paid to Seller prior to Closing, and Buyer shall receive a credit against the Purchase Price equal to the amount of any deductible under Seller's insurance applicable to such occurrences; or (y) to terminate this Agreement which termination shall have the same effect as a termination under Section 4.5. Buyer's failure to deliver either of such notices to Seller and Escrow Holder within such five (5) business day period shall constitute Buyer's election to proceed to Closing under clause (x) above.

                        ARTICLE 7. CONDITIONS TO CLOSING

                  7.1 Seller's Conditions to Closing. Seller's obligation to close the transactions contemplated by this Agreement is conditioned on all of the following, any or all of which may be waived by Seller in writing, at its sole option:

                           7.1.1    All representations and warranties made by
Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date; and

                           7.1.2    Buyer shall have delivered the funds
required hereunder, including the balance of the Purchase Price, and all of the documents required to be executed by Buyer and shall have performed in all material respects all of its other obligations hereunder required to be performed by the Closing Date, and complied with all conditions, required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

                  7.2 Buyer's Conditions to Closing. Buyer's obligation to close the transactions contemplated by this Agreement is conditioned on all of the following, any or all of which may be waived by Buyer in writing, at its sole option:

                           7.2.1    All representations and warranties made by
Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date, subject to any updates to the representations made in Section 5.2.3 and 5.2.5 of which Seller notifies Buyer after the Effective Date and which occur after the Effective Date.

                           7.2.2    Seller shall have delivered all of the
documents required to be delivered by Seller pursuant to Section 8.1.1 and shall have performed in all material respects all of its other obligations, hereunder required to be performed by the Closing Date and complied with all conditions, required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

                           7.2.3    The Title Company shall be prepared to issue
its CLTA (or Washington equivalent) Owner's Policy of Title Insurance with liability in the amount of the Purchase Price, showing title vested in Buyer and subject only to the Permitted Exceptions (the "OWNER'S POLICY"). At its option, Buyer may obtain an ALTA Owner's Policy of Title Insurance and/or endorsements to the Owner's Policy, but the Closing shall be conditioned only on the Title Company being prepared to issue the Owner's Policy.

                           7.2.4    Seller shall have terminated any management
agreement entered into by Seller with respect to the Property (any termination fees arising from such termination being the sole responsibility of Seller).

                           7.2.5    Seller shall have obtained and delivered to
Buyer an estoppel certificate from (a) each tenant at the Property (each, a "TENANT" and, collectively, the "TENANTS") occupying more than 5,000 square feet at the Property (collectively, the "MAJOR TENANTS"), and (b) Tenants occupying, in the aggregate, seventy-five percent (75%) of the square footage occupied by all Tenants at the Property. Each Estoppel Certificate shall be substantially in one of the following forms (each, an "APPROVED ESTOPPEL FORM"): (i) the form provided in Exhibit H attached hereto; or (ii) in the case of any Tenants which are governmental entities, the form commonly provided by such Tenants. Buyer shall have the right to object, in its reasonable discretion, to any material deviations from an Approved Estoppel Form contained in any Estoppel Certificate by delivering written notice to Seller setting forth with specificity each of Buyer's objections to such Estoppel Certificate ("BUYER'S ESTOPPEL OBJECTIONS"). If Buyer shall not have delivered such notice within three (3) business days of Buyer's receipt of any Estoppel Certificate. Buyer shall be deemed to have approved such Estoppel Certificate. Seller shall have the right to re-submit to Buyer revised copies of any Estoppel Certificate to which Buyer shall have objected. Any Estoppel Certificate objected to by Buyer in accordance with this
Section 7.2.5 shall not be counted toward the estoppel thresholds set forth in the first sentence of this Section 7.2.5 until such time, if any, as Seller shall have delivered a Seller Estoppel (defined below) with respect to the applicable Lease or until such Estoppel Certificate shall have been (x) revised to contain no material deviations from the Approved Estoppel form, or (y) been approved or deemed approved by Buyer in accordance with this Section 7.2.5. Seller shall have the right (but not the obligation) to deliver a certificate of Seller (a "SELLER ESTOPPEL") with respect the Lease of any tenant, other than the Major Tenants, for which no Tenant Estoppel Certificate has been approved or deemed approved. Any Seller Estoppel Certificate delivered by Seller hereunder shall be in substantially the form of the Seller Estoppel Certificate attached hereto as Exhibit O and Seller's liability under such certificate shall be subject to the limitations set forth in Section 9.3 of this Agreement. In the event that the transactions contemplated by this Agreement shall close, Buyer shall utilize commercially reasonable efforts to obtain a Tenant Estoppel Certificate with respect to each Lease for which Seller shall have delivered a Seller Estoppel (such reasonable efforts obligations not including any obligation to institute legal proceedings or to expend monies therefor). If Seller delivers a Seller Estoppel with respect to a Lease pursuant to this Section 7.2.5 and Buyer or Seller later obtains or otherwise receives a Tenant Estoppel Certificate with respect to such Lease which confirms the information provided in the Seller Estoppel, Seller shall not have any liability with respect to such Seller Estoppel previously delivered to Buyer with respect to such Lease.

                           7.2.6    From the Contingency Date until the Closing
Date, no tenant occupying more than 12,000 square feet at the Property shall have (i) terminated its Lease, (ii) sent to Seller or received from Seller a notice of default under its Lease which default remains uncured, or (iii) discontinued its operations at the Property, and no such tenant other than United Airlines, Inc. shall have filed a voluntary petition or filed an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it under the U.S. Bankruptcy Code or any other bankruptcy or insolvency law. Seller shall not have entered into the United Amendment except as permitted under Section 5.7.2.

                           7.2.7    The portion of the Land described as
"REVISED LOT D" on Exhibit A shall have been subdivided into three (3) separate lots and Seller shall have delivered to Buyer written evidence of the approval of the subdivision by the appropriate governmental authorities or other evidence, acceptable to Buyer in its reasonable discretion, that such subdivision has been accomplished.

                           7.2.8    Any Tenant Event Notice due on or before the
Contingency Date shall have been delivered to Buyer on or before the Contingency Date and any Tenant Event Notice due on or before the Closing Date shall have been delivered to Buyer on or before the Closing Date.

                               ARTICLE 8. CLOSING

                  8.1      Deposits Into Escrow.

                           8.1.1    By Seller. At least one (1) business day
prior to the Closing Date, Seller shall deposit into Escrow:

                                    (a)      A deed in the form of Exhibit J
with respect to the Project, in recordable form (the "GRANT DEED");

                                    (b)      Two (2) original counterparts of a
Bill of Sale in the form of Exhibit K, duly executed by Seller, with respect to the Tangible Personal Property, if any (The "BILL OF SALE");

                                    (c)      Two (2) original counterparts of an
Assignment and Assumption Agreement in the form of Exhibit L attached hereto, duly executed by Seller, with respect to the Leases and the Service Contracts (other than any Seller Contracts) (the "ASSIGNMENT AND ASSUMPTION AGREEMENT");

                                    (d)      Two (2) original counterparts of a
General Assignment in the form of Exhibit M, duly executed by Seller, with respect to any warranties, guaranties and indemnities relating to the Property (the "GENERAL ASSIGNMENT");

                                    (e)      A Real Estate Excise Tax Affidavit
and Notice of Use Tax Due;

                                    (f)      An affidavit or qualifying
statement which satisfies the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "NON-FOREIGN AFFIDAVIT");

                                    (g)      An Owner's Statement in the form of
Exhibit N;

                                    (h)      Tenant Notice Letters, addressed to
each tenant at the Property, in a form to be provided by Buyer to Seller no later than five (5) days prior to the Closing Date, which form shall be subject to Seller's approval in its reasonable discretion; and

                                    (i)      Such documents of Seller which
authorize the sale of the Property to Buyer as are reasonably required by the Title Company.

                           8.1.2    By Buyer. At least one (1) business day
prior to the Closing Date, Buyer shall deposit into Escrow:

                                    (a)      The balance of the Purchase Price
as required by Section 2.2.2;

                                    (b)      Two (2) original counterparts of
the Assignment and Assumption Agreement duly executed by Buyer;

                                    (c)      Two (2) original counterparts of
the General Assignment duly executed by Buyer;

                                    (d)      A Real Estate Excise Tax Affidavit;
and

                                    (e)      Such documents as are necessary to
fully authorize the purchase of the Property by Buyer as are reasonably required by the Title Company.

                           8.1.3    Other Documents. Seller and Buyer shall each
deposit such other instruments and funds as are reasonably required by Escrow Holder or otherwise required to close Escrow and consummate the sale of the Property in accordance with the terms of this Agreement.

                           8.1.4    Deliveries Outside of Escrow. On or before
the Closing Date, Seller shall deliver to Buyer the following items, to the extent they are in Seller's possession or under Seller's control:

                                    (a)      Combinations to any safes or other
security devises at the Property, any tenant insurance certificates, and original executed Leases; and

                                    (b)      Except to the extent any of the
following are proprietary or confidential in nature, all records and files relating to the management or operation of the Property including, without limitation, all service contracts; all tenant files (including correspondence); property tax bills and all calculations used to prepare statements of rental increase under the Leases; and statements of common area charges, property taxes and other charges which are paid by tenants at the Property;

                  8.2      Closing Costs.

                           8.2.1    Seller's Costs. Seller shall bear, and
Escrow Holder shall deduct from sums otherwise payable to Seller hereunder: (a) all sales and use taxes, if any, which are required in connection with the transfer of the Property to Buyer, (b) any county documentary transfer taxes and any local documentary transfer taxes payable in connection with the transfer of the Property to Buyer; (c) one half of Escrow Holder's fee; (d) all real estate excise taxes or other charges payable as a result of the transfer of the Property to Buyer; (e) the cost of the CLTA (or Washington equivalent) portion of the premium for the Owner's Policy obtained by Buyer; (f) the recording fees required in connection with the recordation of the Grant Deed, and (g) any additional costs and charges customarily charged to sellers in accordance with common escrow practices in the jurisdiction in which the Project is located.

                           8.2.2    Buyer's Costs. Buyer shall deposit with
Escrow Holder for disbursement by Escrow Holder: (a) One half of Escrow Holder's fee; (b) the cost of the ALTA portion of the premium for the Owner's Policy obtained by Buyer, if any, and the costs associated with any endorsements to the Owner's Policy and all other title charges; (c) the costs of any due diligence investigation conducted by or for the benefit of Buyer, including any engineering, structural or environmental reports obtained by or on behalf of Buyer pursuant to this Agreement; and (d) any additional charges customarily charged to buyers in accordance with common escrow practices in the jurisdiction in which the Project is located.

                  8.3 Prorations. The following shall be prorated and adjusted between Seller and Buyer as of the Closing Date, except as otherwise specified.

                           8.3.1    Taxes and Assessments. All non-delinquent
real estate, personal property and ad valorem taxes, assessments and bonds payable with respect to the Property shall be prorated between Seller and Buyer as of the Closing Date for the year in which the Closing is held on the basis of the statements for such amounts for such year. If statements for the current year are not available as of the Closing Date, the proration between Seller and Buyer shall be made on the basis of the amounts due for the immediately prior year and shall be subject to adjustment in cash after the Closing outside of escrow within sixty (60) days after the bills for the applicable period are received. If any tax assessment for the current or prior year is under protest, the closing tax proration shall be re-prorated between Buyer and Seller at such time as there is a final determination on such protest.

                           8.3.2    Income and Expenses. Income from the
Property other than Rents (as defined below), and ordinary operating expenses incurred by Seller with respect to the Property, shall be prorated between Seller and Buyer as of the Closing Date. Seller shall be entitled to such income and responsible for such expenses through the day prior to the Closing

Date and Buyer entitled to such income and responsible for such expenses for the Closing Date and thereafter. Such expenses include, without limitation, utility charges, the cost of Service Contracts assigned at Closing to Buyer, and sewer, janitorial, cleaning and maintenance costs. Any income or expense which cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties' reasonable estimates of such amounts and shall be the subject of a final proration as soon thereafter as the precise amounts can be ascertained, but in no event later than sixty (60) days after the Closing. Seller and Buyer shall each cooperate with the other diligently and promptly to correct any errors in computations or estimates under this Section 8.3.2 and shall promptly pay to the party entitled thereto any refund, credit or other payment necessary to comply with this Section 8.3.2 on demand therefor.

                           8.3.3    Rents. Rents under the Leases, including
fixed rent, additional rent and operating expense pass-throughs (collectively, "RENTS"), shall be addressed in the manner set forth in this subsection. All prepaid Rents for any period subsequent to the Closing Date shall be credited to Buyer at Closing. All collected Rents for the month in which the Closing occurs shall be prorated as of the Closing Date. All Rents which are due but uncollected as of the Closing Date (the "DELINQUENT RENTS") shall not be prorated at Closing, but shall be paid to the party entitled to receive such Delinquent Rents upon receipt of same by either Seller or Buyer after Closing. Buyer agrees to use good faith and commercially reasonable efforts to collect Delinquent Rents from each tenant remaining in possession of its space under a Lease. Any and all amounts received by Buyer after the Closing Date from any party owing Delinquent Rents shall be paid and applied as follows: first, to Buyer's reasonable collection costs (including reasonable attorneys' fees) incurred (after the Closing Date only); second, to Delinquent Rents for the month in which the Closing occurs (which sums shall, upon such collection, be prorated between Seller and Buyer as though collected prior to Closing); third, to Buyer for Rents due for the then current month; fourth, to Buyer for due but unpaid Rents accruing after the Closing Date, to be applied in the inverse of the order incurred (i.e., the most recently incurred Rents paid first); and finally, to Seller for Delinquent Rents for the period prior to the month of Closing. The parties agree that they shall provide a final accounting and reconciliation of all Delinquent Rents within thirty (30) days after Closing. Notwithstanding the foregoing, Seller shall be entitled to receive or retain any Delinquent Rents which are paid pursuant to or as a result of that certain motion captioned "DEBTORS' MOTION FOR AN ORDER APPROVING AND AUTHORIZING PAYMENT UNDER THE AGREED-UPON STUB RENT PROCEDURES" filed on July 28, 2003 in Case No. 02-B-48191 in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

                           8.3.4    Security Deposits. Buyer shall receive a
credit for all security deposits reflected as owing in the Leases which are held by Seller as of the Closing. However, if any tenant security deposit is in the form of a letter of credit, promissory note or similar instrument (any such security deposits being referred to herein as "NONCASH SECURITY DEPOSITS"), Seller shall use commercially reasonable efforts to cause such letter of credit, promissory note or other instrument to be assigned and transferred to Buyer no later than sixty (60) days after the Closing, and there shall be no credit against the Purchase Price at Closing with respect to any such tenant security deposit. An amount equal to the amount of any Noncash Security Deposits shall remain in Escrow until such time as the Noncash Security Deposits have been assigned or transferred to Buyer, at which time such amounts shall be immediately released by Escrow Holder to Seller.

                           8.3.5    Seller's Insurance. Seller may cancel its
existing polices of insurance relating to the Property as of the Closing Date, and Seller shall be entitled to any refund of premiums prepaid thereon.

                           8.3.6    Prorations Statement. Seller and Buyer
shall, no later than one (1) business day before the Closing Date, prepare a statement containing all of the prorations of income and expenses required hereunder, and shall prepare and deliver a final statement to Escrow Holder no later than 10:00 a.m. pacific time on the Closing Date. Each of Buyer and Seller shall act reasonably and in good faith in preparing such statement, and Seller shall provide the backup for the items in such statement as shall be reasonably requested by Buyer.

                           8.3.7    Survival. The provisions of this Section 8.3
shall survive the Closing.

                  8.4      Closing of Escrow.

                           8.4.1    Closing. The close of escrow for the
transaction contemplated hereunder (the "CLOSING") shall take place on the Closing Date. In the event that the transaction contemplated by this Agreement fails to close by the Closing Date (as may be extended pursuant to the terms of this Agreement), this Agreement, and all of Buyer's rights with respect to the acquisition of the Property, shall terminate, the parties shall have the rights and obligations as provided in Article 9, and Escrow Holder shall return to the parties, respectively, the documents they have deposited into Escrow.

                           8.4.2    Closing Agent. Escrow Holder shall comply
with all applicable federal, state and local reporting and withholding requirements relating to the close of the transactions contemplated herein. Without limiting the foregoing, pursuant to Section 6045 of the Internal Revenue Code, Escrow Holder shall be designated the "closing agent" hereunder and shall be solely responsible for complying with the Tax Reform Act of 1986 with regard to reporting all settlement information to the Internal Revenue Service.

                           8.4.3    Procedure. To Close the Escrow, Escrow
Holder shall:

                                    (a)      Cause the Grant Deed to be recorded
and as soon as possible thereafter cause the recorded Grant Deed to be mailed to Buyer and deliver the Owner's Policy, Non-Foreign Affidavit and an executed counterpart of each of the Bill of Sale, General Assignment and Assignment and Assumption Agreement to Buyer; and

                                    (b)      Deliver to Seller an executed
counterpart or the Bill of Sale, General Assignment, and Assignment and Assumption Agreement, and, by wire transfer of federal funds deliver to Seller the Purchase Price, plus or minus any net debit or credit to Seller by reason of the prorations and allocations of closing costs provided for in this Agreement.

                  8.5 Possession. Subject to all Leases and the Permitted Exceptions, possession of the Property (including, without limitation, all keys to the Property in Seller's possession) shall be delivered to Buyer upon Closing.

                         ARTICLE 9. BREACH OF AGREEMENT.

                  9.1 Seller's Termination. Seller shall have the right to terminate this Agreement and the Escrow upon notice to Buyer if any of the following occurs: (1) Buyer commits a material breach of this Agreement; or (2) any condition precedent to Seller's obligations to close contained in Section
7.1 has not been satisfied or waived by Seller in writing by the Closing Date.

                  9.2 Seller's Remedies; Liquidated Damages. BUYER AND SELLER AGREE THAT IN THE EVENT OF A MATERIAL DEFAULT OR BREACH HEREUNDER BY BUYER WHICH RESULTS IN THE FAILURE OF ESCROW TO CLOSE OR IN THE EVENT OF BUYER'S FAILURE TO TIMELY MAKE ANY DEPOSIT PURSUANT TO SECTION 2 HEREOF, THE DAMAGES TO SELLER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN. IN SUCH EVENT, THE PARTIES AGREE THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH DEFAULT OR BREACH. SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES TO SELLER FOR SUCH DEFAULT OR BREACH OF THIS AGREEMENT BY BUYER AND SELLER'S SOLE REMEDY THEREFOR. HOWEVER, THIS SECTION SHALL NOT LIMIT SELLER'S RIGHTS TO RECEIVE REIMBURSEMENT FOR ITS ATTORNEYS' FEES, NOR WAIVE OR AFFECT SELLER'S RIGHTS AND BUYER'S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS AGREEMENT (WHICH ARE NOT LIMITED BY THIS SECTION 9.2). THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

                               Initials of Buyer:           Initials of Seller:

                               _____________________        ____________________

                                      A.W.T.                           R.M.
                               _____________________        ____________________

                  9.3 Buyer's Remedies. In the event the purchase and sale of the Property is not consummated because of a material default by Seller, and provided that Buyer is not in default hereunder, Buyer shall be entitled either
(a) to terminate this Agreement and to the return of the Deposit, or (b) to seek specific performance of Seller's obligation to sell the Property to Buyer. These remedies are mutually exclusive and Buyer must elect, by notice to Seller and Escrow Holder, which of these remedies it wishes to pursue no later than thirty
(30) days after the date scheduled for the Closing Date. If Buyer elects to terminate this Agreement pursuant to clause (a), Buyer shall be entitled to seek damages caused by Seller's breach, which shall (i) be limited to the actual, out-of-pocket third party costs incurred by Buyer in connection with the transaction contemplated hereby, and (ii) in no event exceed One Hundred Thousand Dollars ($100,000). Seller shall have no liability to Buyer under any circumstances for any consequential or punitive damages. Notwithstanding anything to the contrary herein, Buyer shall not seek a personal judgment against Seller for any Claims under or related to this Agreement or the Property. Any judgment shall be limited to Seller's interest in the Property. Under no circumstances shall Buyer have the right, and Buyer hereby waives any right it may have, to record a lis pendens or notice of any lawsuit against the Project or any portion thereof.

                  9.4 Seller's Maximum Aggregate Liability; Claims Period. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller under this Agreement and any and all documents executed pursuant hereto or in connection herewith (including, without limitation, the breach of any representations and warranties of Seller contained in such documents) for which a claim is timely made by Buyer shall not exceed Fifty Thousand Dollars ($50,000). Any action, suit or proceeding brought by Buyer against Seller arising from or related to this Agreement must be commenced and served, if at all, on or before the date which is six (6) months after the date scheduled for the Closing Date.

                  9.5 Buyer's Termination. Buyer shall have the right to terminate this Agreement and the Escrow upon notice to Seller if any condition precedent to Buyer's obligation to close contained in Section 7.2 has not been satisfied or waived by Buyer in writing by the Closing Date. Buyer shall send a copy of such notice, if any, to Escrow Holder. If Buyer terminates or is deemed to have terminated this Agreement in accordance with this Section 9.5, this Agreement shall terminate, Escrow Holder shall pay to Buyer the Deposit (less one half of any Escrow termination and title costs), Escrow Holder shall return to the parties, respectively, the documents they have deposited into Escrow and the parties shall have no further liability to one another arising from this Agreement except for those provisions which expressly survive termination of this Agreement. Notwithstanding the foregoing, in the event that the conditions precedent set forth in Sections 7.2.5 [estoppels] or 7.2.7 [subdivision] shall not have been satisfied on or before the Closing Date, Seller shall have the right, by delivering written notice to Buyer, to adjourn the Closing and extend the Closing Date for up to fourteen (14) days in order to cause such conditions to be satisfied.

                         ARTICLE 10. GENERAL PROVISIONS

                  10.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

                  10.2 Entire Agreement. This Agreement contains the entire, integrated agreement between the parties respecting the subject matter of this Agreement and supersedes all prior and contemporaneous understandings and agreements, whether oral or in writing, between the parties respecting the subject matter of this Agreement. There are no representations, agreements, arrangements or understandings, oral or in writing, between the parties to this Agreement relating to the subject matter of this Agreement which are not fully expressed in this Agreement. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to those terms and they may not be contradicted by evidence of any prior or contemporaneous agreement.

                  10.3 Counsel; Construction. Each party has received independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meaning of the provisions hereof. The provisions of this Agreement shall be construed as to their fail meaning, and not for or against any party based upon any attribution to such party as the source of the language in question. Headings used in this Agreement are for convenience of reference only and shall not be used in construing this Agreement.

                  10.4 Choice of Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Washington, exclusive of the conflict of laws principles of such state. The parties consent to jurisdiction of the state courts located in King County, Washington in the event of any litigation arising out of this Agreement.

                  10.5 Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, to any extent shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect.

                  10.6 Waiver of Covenants, Conditions or Remedies. Either Buyer or Seller may waive any breach of the terms and conditions hereof by the other party only by a written statement to that effect signed by the waiving parties, such waiver shall not constitute a continuing waiver of similar or other breaches of the terms and conditions hereof. All remedies, rights, undertaking, obligations and agreements contained herein shall be cumulative and not mutually exclusive.

                  10.7 Business Day. As used herein, "business day" means any calendar day except a Saturday, Sunday or federal holiday and those days on which financial institutions in the State of Washington are closed.

                  10.8 Exhibits and Schedules. All exhibits and schedules listed as such in the Table of Contents are attached hereto and are incorporated by reference into this Agreement.

                  10.9 Amendment. This Agreement may be amended solely by the written agreement of Buyer and Seller.

                  10.10 Relationship of Parties. The parties agree that their relationship is that of seller and buyer, and that nothing contained herein shall make either party the agent or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, nor shall either party in any way be liable for any debt of the other.

                  10.11 No Third-Party Benefit. This Agreement is intended to benefit only the parties hereto and no other person or entity has or shall acquire any rights hereunder.

                  10.12 Time of the Essence. Time shall be of the essence as to all dates and times of performance, whether contained herein or contained in any escrow instructions to be executed pursuant to this Agreement.

                  10.13 Further Acts. Each party agrees without further consideration to perform any further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

                  10.14 No Recording. Buyer shall not record this Agreement, any memorandum of this Agreement, any assignment of this Agreement or any other document which would cause a cloud on the title to the Property.

                  10.15 Assignment. Buyer shall not assign Buyer's rights or delegate its obligations hereunder without the prior written consent of Seller in each instance, which consent Seller may withhold its sole and absolute discretion. Notwithstanding the foregoing, Buyer may assign its interest herein to a limited partnership, limited liability company, corporation or other entity that is managed or controlled by Buyer. Such assignment shall be effective upon written notice to Seller and shall not relieve the Buyer of its obligations hereunder. Any attempted assignment or delegation in violation of this Section
10.15 without the prior written consent of Seller shall be void, and the purported assignee shall not have any rights hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties to this Agreement.

                  10.16 Attorneys' Fees. If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with prosecution or defense of such action. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of any attorney, and the costs and fees incurred in connection with the enforcement, collection or appeal of any judgment obtained in any such proceeding. The provisions of this Section 10.16 shall survive the entry of any judgment, and shall not merge or be deemed to have merged into any judgment.

                  10.17 Brokers. Buyer and Seller each represents and warrants to the other (a) it has not dealt with any brokers or finders in connection with the purchase and sale of the Property other than GVA Kidder Matthews ("GVA"), who will be entitled to a broker fee from Seller in the amount of $1,248,000 (the "Broker Fee") pursuant to the terms and conditions of a separate written agreement between GVA and Seller and Triple Net Properties Realty, Inc., a California corporation ("TNPRI"), who will be entitled to a broker fee from GVA pursuant to a separate written agreement between GVA and TNPRI, and (b) insofar as such party knows, no broker or other person is entitled to any commission or finder's fee in connection with the purchase and sale of the Property. Seller shall receive a credit for and Buyer shall deposit into Escrow at Closing an amount equal to any additional costs incurred by Seller resulting from the increase of the Purchase Price by an amount equal to the Broker Fee. Seller and Buyer each agree to indemnify and hold harmless the other against any Claim incurred by reason of any brokerage fee, commission or finder's fee which is payable or alleged to be payable to any broker or finder because of any agreement, act, omission or statement of the indemnifying party. The provisions of this Section 10.17 shall survive the Closing or any termination of this Agreement.

                  10.18 Notices. Any notice or election required or permitted to be given by any party hereto upon any other party shall be deemed given in accordance with the provisions of this Agreement when addressed to Seller or Buyer, as the case may be, at the respective addresses set forth below. Notices shall be transmitted, or delivered as follows: (1) personal delivery, (2) express or courier service, (3) facsimile, provided that an original copy is transmitted by the United States Postal Service or express or courier service, or (4) mailed in a sealed wrapper by United States registered or certified mail, return receipt requested, postage prepaid. Notices shall be deemed to be delivered the earlier of (a) the date received, (b) one (1) business day after deposit with an express or courier service, or (c) three (3) business days after deposit in the United States Postal Service mail, registered or certified mail, postage prepaid.

                         Seller's Address for Notice:

                               IntraRock l, LLC
                               2505 Second Avenue, Suite 300
                               Seattle, Washington 98121
                               Attention: R. Michael Miller
                               Facsimile: (206) 443-0792

                         with a copy to:

                               Rockwood Capital Corporation
                               Two Embarcadero Center, 23rd Floor
                               San Francisco, California 94111
                               Attn: John Taylor and Tyson Skillings
                               Facsimile: (415)788-7054

                         with a copy to:

                               Paul, Hastings, Janofsky & Walker LLP
                               55 Second Street, 24th Floor
                               San Francisco, California 94105
                               Attn: Charles V. Thornton and Scott D. Hettema
                               Facsimile: (415) 856-7100

                         Buyer's Address for Notice:

                               Anthony W. Thompson
                               Triple Net Properties, LLC
                               1551 N. Tustin Avenue, Suite 200
                               Santa Ana, California 92705
                               Facsimile: (714) 667-6860

                         with a copy to:

                               Louis J. Rogers, Esquire
                               Hirschler Fleischer
                               701 East Byrd Street, 15th Floor
                               Richmond, Virginia 23219
                               Facsimile: (804) 644-0957

Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified.

                  10.19 Mutual Waivers of Jury Trial and Certain Damages. BUYER AND SELLER EACH HEREBY EXPRESSLY, IRREVOCABLY, FULLY AND FOREVER RELEASES, WAIVES AND RELINQUISHES ANY AND ALL RIGHT TO TRIAL BY JURY AND ALL RIGHT TO RECEIVE PUNITIVE, EXEMPLARY AND CONSEQUENTIAL DAMAGES FROM THE OTHER (OR ANY PAST OR FUTURE BOARD MEMBER, TRUSTEE, DIRECTOR, OFFICER, EMPLOYEE, MEMBER, PARTNER, AGENT, REPRESENTATIVE OR ADVISOR OF THE OTHER) IN ANY CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR CAUSE OF ACTION IN WHICH BUYER OR SELLER IS A PARTY, WHICH IN ANY WAY (DIRECTLY OR INDIRECTLY) ARISES OUT OF, RESULTS FROM OR RELATES TO ANY OF THE FOLLOWING, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER BASED ON CONTRACT OR TORT OR ANY OTHER LEGAL BASIS: THIS AGREEMENT; ANY PAST, PRESENT OR FUTURE ACT, OMISSION, CONDUCT OR ACTIVITY WITH RESPECT TO THIS AGREEMENT; ANY TRANSACTION, EVENT OR OCCURRENCE CONTEMPLATED BY THIS AGREEMENT; THE PERFORMANCE OF ANY OBLIGATION OR THE EXERCISE OF ANY RIGHT UNDER THIS AGREEMENT; OR THE ENFORCEMENT OF THIS AGREEMENT. BUYER AND SELLER AGREE THAT THIS AGREEMENT CONSTITUTES WRITTEN CONSENT THAT TRIAL BY JURY SHALL BE WAIVED IN ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION AND AGREE THAT BUYER AND SELLER EACH HAS THE RIGHT AT ANY TIME TO FILE THIS AGREEMENT WITH THE CLERK OR JUDGE OF ANY COURT IN WHICH ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION MAY BE PENDING AS STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY CONSTITUTES WRITTEN CONSENT THAT TRIAL BY JURY SHALL BE WAIVED IN ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION AND AGREE THAT BUYER AND SELLER EACH HAS THE RIGHT AT ANY TIME TO FILE THIS AGREEMENT WITH THE CLERK OR JUDGE OF ANY COURT IN WHICH ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION MAY BE PENDING AS STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

                  10.20 Cooperation With S-X 3-14 Audit. If Buyer assigns its rights under this Agreement to a publicly registered company promoted by the Buyer, such assignee may be required to make certain filings with the Securities and Exchange Commission (the "SEC FILINGS") related to the most recent pre-acquisition fiscal year (the "AUDITED YEAR") for the Property. Seller agrees to deliver to such assignee such information and execute such documents or instruments as may be necessary or appropriate to complete such SEC Filings including, without limitation, the SEC Audit Items (defined below) in Seller's possession or control, provided that (i) Seller's cooperation in such regard shall be at no additional cost, expense or liability whatsoever to Seller, (ii) no additional delays in the scheduled Closing Date are caused by such exchange, and (iii) Seller shall not be required to deliver any information which Seller deems to be proprietary or confidential. As used herein, "SEC AUDIT ITEMS" means, collectively: (1) Seller's bank statements for the Audited year; (2) Seller's rent roll as of the end of the Audited Year; (3) Seller's operating statements for the Audited Year; (4) Seller's general ledger for the Audited Year; (5) Seller's Cash receipts schedule for each month in the Audited Year; (6) invoices for expenses and capital improvements with respect to the Property in the Audited Year; (7) Copies of Seller's insurance documentation with respect to the Property for the Audited Year; and (8) Copies of Seller's accounts receivable aging as of the end of the Audited Year and an explanation for all accounts over 30 days past due as of the end of the Audited Year. This Section 10.20 shall survive the Closing.

                  10.21 Notwithstanding anything to the contrary contained in this Agreement, in accordance with Treasury Regulations Section 1.601 1-4(b)(3)(iii), the parties hereto (and each employee, representative, or other agent of any party hereto may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to any party hereto relating to such tax treatment and tax structure. However, any information relating to tax treatment or tax structure shall remain subject to any confidentiality provisions of this Agreement (and the preceding sentence shall not apply) to the extent, but only to the extent, reasonably necessary to enable the parties hereto to comply with applicable securities laws. For purposes of this Section 10.21, "tax structure" means any fact that may be relevant to understanding the federal income tax treatment of the transaction.

                            (Signature page follows)

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

                       SELLER:

                       INTRAROCK 1,LLC,
                       a Delaware limited liability company

                       By    SPACE CENTER EAST, LLC,
                             a Washington limited liability company,
                             its manager

                             By   INTRACORP REAL ESTATE, L.L.C.,
                                  a Wyoming limited liability company,
                                  its sole member

                                  By  INTRACORP SEATTLE INVESTMENTS, L.L.C.,
                                      a Nevada limited liability company,
                                      its manager

                                      By  /s/ R. Michael Miller
                                          ---------------------
                                      Name:  R. Michael Miller
                                      Title: Manager
                                      Date: 09/26/03

                       BUYER:

                       TRIPLE NET PROPERTIES, LLC
                       a Virginia limited liability company

                       By:    /s/ Anthony W. Thompson
                           --------------------------
                       Name: Anthony W. Thompson
                       Title: President
                       Date: 09/30/03

                      (Agreement of Escrow Holder Follows)

                                  ESCROW HOLDER

         The undersigned hereby agrees to act as the Escrow Holder pursuant to the foregoing Agreement.

                              FIRST AMERICAN TITLE
                              INSURANCE COMPANY

                              By: ____________________________________
                              Name: __________________________________
                              Title: _________________________________
                              Dated: _________________________________

                              ________________________________________

                                       2101 4th Avenue, Suite 800
                              Address: Seattle, Washington 98121
                              ________________________________________
                              ________________________________________
                              ________________________________________
                               Attn:      Mike Cooper
                               Phone:     ____________________________
                               Facsimile: ____________________________